Exhibit 99.1

IDT Corporation Appoints Stephen Brown Chief Financial Officer and Treasurer

NEWARK, N.J., March 29, 2007—IDT Corporation (NYSE: IDT, IDT.C) today announced that, effective immediately, Stephen R. Brown has been appointed Chief Financial Officer and Treasurer. Mr. Brown, who served as IDT’s Chief Financial Officer from 1995 through May 2006, will replace Marcelo Fischer, who succeeded Mr. Brown in that position last year. Mr. Brown left the CFO post in order to focus on the development of IDT Entertainment, and led that division during its growth and sale to affiliates of Liberty Media Corporation last year. Mr. Fischer will assume the role of Senior Vice President—Finance and will focus on accounting and internal reporting matters.

“Steve Brown has served IDT well as CFO and as Co-Chairman of IDT Entertainment. He has been a great resource to IDT and its shareholders and we look forward to having him back at our financial helm as CFO again,” said Howard Jonas, IDT’s Chairman and Founder. “I, also, want to thank Marcelo Fischer for his service and the financial insights he brought to our executive team. I look forward to continuing to work together with Marcelo.”

“Steve Brown has been with us since the beginning and was instrumental in creating significant value for our shareholders in developing and selling IDT Entertainment,” said Jim Courter, IDT’s CEO. “We welcome him back to the CFO position. Marcelo was able to step into the position with an absolutely smooth transition and become an excellent CFO.”

Besides his time as CFO and Treasurer, Mr. Brown has also served IDT and its affiliates in various other capacities. He served as a director of IDT from 2000 through 2006, as Co-Chairman of IDT Entertainment from inception through its sale, as a member of the board of directors of Net2Phone from October 2001 through October 2004, and, most recently, as Co-CEO of IDT Capital. Prior to joining IDT, Mr. Brown was a practicing CPA operating his own public accounting practice.

About IDT Corporation

IDT Corporation is an innovative and opportunity seeking multinational company with operations that span various industries. Through its Telecom subsidiary, IDT provides telecommunications services worldwide to the retail and wholesale markets. IDT’s Capital division incubates newer businesses, and the company’s Spectrum subsidiary holds its spectrum license assets.

IDT Telecom provides retail and wholesale telecommunications services and products, including pre-paid and rechargeable calling cards, consumer local, long distance, and wireless phone services, and wholesale carrier services. Under the Net2Phone brand name, the company also provides a range of voice over Internet protocol (VoIP) communications services.

IDT Capital’s operations include an Energy Services Company (ESCO) in New York State, receivables portfolio management and collection, ethnic food distribution, brochure distribution, and other initiatives.

IDT Corporation’s Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. These risks and uncertainties include, but are certainly not limited to the specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

Contact:

Investor Contact

Ira Greenstein, 973-438-4012

President, IDT Corporation

or

Media Contact

Gil Nielsen, 973-438-3553

Vice President, IDT Corporate Communications